Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of June 18, 2013, by and among Marc T. Nemer (the “Executive”), Cole Real Estate Investments, Inc. (f/k/a Cole Credit Property Trust III, Inc.), a Maryland corporation, (the “Company”), and Cole REIT III Operating Partnership, LP (the “Partnership”), and is effective as of April 5, 2013 (the “Effective Date”).

WHEREAS, the Executive, the Company and the Partnership are parties to an Employment Agreement dated as of March 26, 2013;

WHEREAS, the Executive has agreed to voluntarily waive $1.0 million of the $6.0 million initial Equity Awards otherwise payable under the Agreement;

WHEREAS, the Parties desire to amend certain terms of the Agreement to give effect to such waiver;

WHEREAS, the Parties desire to clarify the terms of the accelerated vesting of performance-based equity awards in the event of a qualifying termination of employment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, it is mutually agreed as follows:

1.        The Executive waives $1.0 million of the $6.0 million initial Equity Awards otherwise payable under the Agreement, and, therefore, the first sentence of Section 2(b)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) Equity Awards. Within two (2) business days after the twentieth (20th) trading day after the date that shares of the Company’s common stock are listed on the New York Stock Exchange (or any other national securities exchange), the Executive shall be granted compensatory equity awards denominated in, or the value of which is derived from, common stock of the Company (“Equity Awards”) with an accounting expense value equal to $5,000,000 on mutually agreed upon terms and conditions, taking into account the advice of a nationally-known independent compensation consultant and benchmarking of equity-based awards granted to the executive chairmen and/or chief executive officers of peer companies of the Company; provided that (i) vesting of the Equity Awards shall commence as of the Effective Date, and (ii) in determining the number of Equity Awards granted, the fair market value of a share of the Company’s common stock will be based on the average closing price per share of the Company’s common stock over the twenty (20) trading days after such listing.

2.        The following clause is hereby added immediately after the words “Merger Agreement” in Section 4(a)(ii) of the Agreement and again after the words “Contingent Consideration” in Section 4(b)(ii) of the Agreement:

; further provided that, as to performance-based equity awards, (1) for any performance periods completed prior to the Date of Termination, such awards shall immediately vest and pay based on the level of actual attainment of performance goals and (2) for any other performance periods, such awards shall immediately vest and pay at the target level of performance

3.        Except as amended herein, the Agreement shall continue unmodified and in full force and effect.

4.        The Executive acknowledges and agrees that neither the execution of this Amendment nor the changes to the Equity Awards effectuated hereby constitute Good Reason.

5.        This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

6.        All capitalized terms used but not defined herein shall have the meaning accorded to them in the Agreement.

IN WITNESS WHEREOF, the Parties hereby execute this Amendment as of the day and year first above written.

COLE REAL ESTATE INVESTMENTS, INC.

By:	/s/ Stephen Keller
Name:	Stephen Keller
Title:	Executive Vice President, Chief Financial Officer and Treasurer

COLE REIT III OPERATING PARTNERSHIP, LP

By:	Cole Real Estate Investment, Inc., its General Partner

By:	/s/ Stephen Keller
Name:	Stephen Keller
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MARC T. NEMER

/s/ Marc T. Nemer

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